UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 6, 2005

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30733	41-1978822

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10700 Bren Road West
Minnetonka, Minnesota		55343

(Address of Principal Executive Offices)		(Zip Code)

(952) 930-6000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events

American Medical Systems, Inc. (“AMS”) is reporting the following information with respect to the Agreement and Plan of Merger, dated June 3, 2005 (the “Merger Agreement”), among AMS; Oak Merger Corp., a wholly owned subsidiary of AMS; Ovion Inc., a Delaware corporation (“Ovion”); Jeffrey P. Callister (“Callister”) and W. Stephen Tremulis (“Tremulis”), principal stockholders; and Callister, as stockholders’ representative. On June 30, 2005, Conceptus, Inc. (“Conceptus”) notified Ovion that Conceptus was exercising its right of first refusal under the Settlement and License Agreement, effective November 4, 2003, by and among, Ovion, Conceptus, Callister and Tremulis to acquire Ovion, and Conceptus submitted a proposal to Ovion. On July 1, 2005, Conceptus also initiated an action against Ovion in the Delaware Chancery Court seeking to enjoin Ovion from consummating a merger with AMS. The same day, the Court denied a motion by Conceptus for a temporary restraining order. On July 2, 2005, Conceptus submitted a revised proposal to Ovion. On July 5, 2005, the Ovion Board of Directors rejected Conceptus’s proposal on the grounds that it did not meet the terms of the right of first refusal. On July 6, 2005, the Court denied another motion by Conceptus for a temporary restraining order. The parties intend to proceed with completing the transaction as soon as possible.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
By:	/s/ Carmen L. Diersen
Carmen L. Diersen
Executive Vice President and Chief Financial Officer

July 6, 2005

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